                                                                    Exhibit 99.4

                  SUBJECT TO COMPLETION DATED __________, 1997

[Exhibit 99.4 Form of Prospectus Supplement.  This form of Prospectus Supplement
              -----------------------------
is for illustrative purposes only. A Prospectus Supplement in definitive form reflecting the terms of each Series of Certificates will be filed with the Commission under the Securities Act of 1933, as amended, pursuant to Rule 424(b) promulgated thereunder.]

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ___________, 1997)
--------------------------------------------------------------------------------
                 [CHEVY CHASE AUTO RECEIVABLES MASTER TRUST
                                   199__-__]
                                $_______________
     _____% Class [A] Auto Receivables Backed Certificates, Series 199__-__
                            CHEVY CHASE BANK, F.S.B.
                                      Bank
                                ________________
                                    Servicer
--------------------------------------------------------------------------------
          The _____% Class [A] Auto Receivables Backed Certificates, Series 199__-__ (the "[Class A] Certificates") offered hereby represent the right to receive repayment of the Initial Certificate Principal Amount ($____________) of the [Class A] Certificates and monthly interest at a rate of _____% per annum on the unpaid portion of such principal amount. The rights to receive such payments are based solely upon the interests represented by the [Class A] Certificates in the Chevy Chase Auto Receivables Master Trust 199__-__ (the "Trust") formed pursuant to a Pooling Agreement (the "Pooling Agreement"), dated as of ____________, 199__, among ______________________, as originator (each an
"Originator"), ________, as servicer of the Receivables (the "Servicer") Chevy Chase Bank, F.S.B. (the "Bank") and ____________, as trustee (the "Trustee"). The assets of the Trust will consist of any combination of retail installment sales or finance contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles, light duty trucks and vans financed thereby or participation interests therein, together with all monies received relating thereto (the "Contracts"), the underlying new and used automobiles, light duty trucks and vans (the "Vehicles," together with the Contracts, the "Receivables") and the proceeds thereof received by the Trust from the Bank on or prior to the date of the issuance of the [Class A] Certificates. The Trustee will also have access to the Reserve Account to be established for the benefit of the holders of the [Class A] Certificates (the "[Class A] Certificateholders") and the Certificate Insurer. Concurrently with issuance of the [Class A] Certificates, the Trust will issue from the same Series another Class of Certificates (the "[Class B] Certificates"; collectively with the [Class A] Certificates, the "Series 199__-1 Certificates") described herein, which initially will, to the extent provided herein, be retained by the Bank and will be subordinated to the [Class A] Certificates in the right to payments of principal and interest. Only the [Class A] Certificates are offered hereby. In addition, from time to time, the Bank may offer other Series of Certificates that evidence undivided interests in the Trust which may have terms significantly different from the [Class A] Certificates.

          Capitalized terms used herein are defined terms having specific meanings. An "Index of Defined Terms" is set forth as page ___ hereof, which indicates the page on which such defined terms are defined.

          THE RIGHTS OF THE HOLDERS OF THE CLASS A CERTIFICATES OFFERED HEREBY ARE NOT SUBORDINATED, BUT ARE OF AN EQUAL PRIORITY WITH CERTAIN OUTSTANDING SERIES. SEE "SERIES PROVISIONS" HEREIN.

                         [FORM OF CREDIT ENHANCEMENT]

                              ------------------

THE [CLASS A] CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE ORIGINATORS, THE BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE [CLASS A] CERTIFICATES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE ORIGINATOR OR THE BANK. SEE ALSO "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ------------------

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" AT PAGE ___ HEREIN AND AT PAGE ___ IN THE PROSPECTUS.

---------------------------------------------------------------------------
                              Price to     Underwriting    Proceeds to the
                              Public(1)     Discount(2)      Bank/(1)(3)/
-----------------------------==============================================
Per [Class A] Certificate....         %               %                   %
Total ....................... $            $               $
---------------------------------------------------------------------------

 (1) Plus accrued interest, if any, from ____________, 199__.
 (2) The Bank has agreed to indemnify the Underwriter(s) against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
 (3) Before deducting estimated expenses of $____________ payable by the Bank.

          [The [Class A] Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriter(s) and subject to the approval of certain legal matters by Dewey Ballantine, counsel for the Underwriter(s).]
                        [Name(s) of the Underwriter(s)]

     The Contracts are contracts for the sale of the Vehicles, entitling the originator thereunder to payments of principal and interest (hereinafter, "Contract Principal" and "Contract Interest," respectively).

     Interest will accrue on the [Class A] Certificates at the rate of ___% per annum (the "Certificate Rate"). Interest and Principal will be distributed on _________, 19__, and on the __ day of each month thereafter (or, of any such ___ day is not a business day, the next succeeding business day) (each a "Distribution Date"). Principal is scheduled to be distributed as described herein under "Series Provisions--Principal," and its distribution may be accelerated under certain circumstances described under "Series Provisions--Pay Out Events" herein. If not previously paid, a principal payment equal to the then outstanding Invested Amount of the [Class A] Certificates will be due on the __________________ Distribution Date (the "Final Payment Date").

     The Trust will have the benefit of funds on deposit in a reserve account (the "Reserve Account") which will be funded by an initial deposit of $10,000,000. Amounts available to be withdrawn from the Reserve Account will be applied as described herein under "Summary of Series Terms--Reserve Account" and "Series Provisions--Reserve Account."

     The [Class A] Certificates initially will be represented by certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. [Class A] Certificateholders will be represented by book entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to [Class A] Certificateholders only under the limited circumstances described under "Description of the Securities--Definitive Notes" in the Prospectus.

     There currently is no secondary market for the [Class A] Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the [Class A] Certificates are paid in full.


     THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE [CLASS A] CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE [CLASS A] CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER(S) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE [CLASS A] CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.


                         REPORTS TO CERTIFICATEHOLDERS

           Periodic and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust to the registered holders of the [Class A] Certificates. See "Description of the Securities--Reports to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Trust will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder and as are otherwise agreed to by the Commission.
 Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.w., Washington, D.C. 20549, at prescribed rates.

                                SUMMARY OF TERMS

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Certain capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.


 Issuer: ...................  Chevy Chase Auto Receivables Trust 199__-__ (the
                              "Trust" or the "Issuer").

 Bank: .....................  Chevy Chase Bank, F.S.B. (the "Bank"), a federally chartered stock savings bank. The Bank will acquire the Receivables from the Originators and will simultaneously transfer the Receivables (including from time to time the Additional Receivables) to the Trust. The Bank's principal executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and its telephone number is (301) 986-7000.

 Servicer ..................  Chevy Chase Bank, F.S.B., a federally chartered stock savings bank (the "Servicer"). The principal executive offices of the Servicer are located at _______________________, and its telephone number is __________________.

 Originators ...............  _________________, a _____________ (the
                              "________"). The principal executive offices of the _________ are located at
                              _______________________, and its telephone number
                              is __________________.

 Trustee: ..................  ________________________ (the "Trustee"), a
                              ____________ association. The corporate trust offices of the Trustee are located at ______________________ and its telephone number is (___) ______.

 Cut-Off Date: .............  ____________, 199__.

 Closing Date: .............  ____________, 199__.

 [Class A] Certificates

  Initial [Class A] Invested
   Amount ..................  $_____________________

  Certificate Rate .........  _____% per annum.

  Distribution Date ........  The ____ day of each month (or, if any such ____
                              day is not a business day, the next succeeding business day), commencing __________, 19__.

  Record Date ..............  The business day preceding the related
                              Distribution Date (or, if Definitive Certificates are issued, the last day of the month preceding the month in which the related Distribution Date occurs).

  Principal Commencement
   Date ....................  The __________________, 199__ Distribution Date.

  Final Payment Date .......  The _________________________ Distribution Date.

  [Class A] Controlled
   Amortization Amount .....  For each Distribution Date with respect to the
                              Scheduled Amortization Period, the amount shown for such date on the "Schedule of [Class A] Controlled Amortization Amounts." See "Series Provisions--Applications of Collections--Payments of Principal" in this Prospectus Supplement.

  Scheduled Amortization
   Period ..................  The Scheduled Amortization Period with respect to the Series 199__-_ Certificates will commence on the Series Cut-Off Date and will end at the close of business on _____________, 199__, unless terminated earlier upon the occurrence of a Pay Out Event. Available Principal Collections will be distributed to the [Class A] Certificateholders up to the [Class A] Controlled Distribution Amount on each Distribution Date with respect to the Scheduled Amortization Period.

  Full Amortization
   Period ..................  At the close of business on the last day of the
                              Scheduled Amortization Period, the Full
                              Amortization Period with respect to the Series 199__-_ Certificates will commence. The [Class A] Controlled Amortization Amount will not apply to any distributions to [Class A] Certificateholders on any Distribution Date with respect to the Full Amortization Period. Principal will be distributed to [Class A] Certificateholders on each Distribution Date with respect to the Full Amortization Period in an amount equal to the lesser of (i) all Available Principal Collections with respect to the related Collection Period,
                              (ii) all Principal Payments allocated to the [Class A] Certificateholders' Interest and (iii) the remaining Invested Amount of [Class A] Certificates on such Distribution Date. The Full Amortization Period will continue until the Invested Amount of the Series 199__-_ Certificates is paid in full or the Full Amortization Pool Balance is zero, whichever first occurs.

                              Upon the commencement of the Full Amortization Period, the Trustee will include all the Receivables then included in the Trust's Floating Receivable Pool in the Full Amortization Pool for the Series 199__-_

                              Certificates. Following commencement of the Full Amortization Period, the Series 199__-_ Certificateholders will have an interest only in the Full Amortization Pool and will not have any interest in Receivables subsequently transferred to the Trust, in the Floating Receivable Pool or in Full Amortization Pools subsequently segregated with respect to other Series.

                              The Full Amortization Pool, and Contract Payments and the Defaulted Amount with respect to Contracts therein, will be allocated to the Series 199__-_ Certificateholders' Interest on the basis of the Fixed Allocation Percentage for the Series 199__-_ Certificates. The Full Amortization Pool and such Contract Payments and Defaulted Amount will be further allocated to the [Class A] Certificates on the basis of its Floating Allocation Percentage. The portion of the Contract Payments and the Defaulted Amount with respect to Contracts in the Full Amortization Pool not allocated to the Series 199__-_ Certificateholders' Interest (the "Participation Interest") initially will be included in the Floating Receivable Pool and subsequently included in the next Full Amortization Pool created for another Series, if any.

  [Class B] Certificates ...  Concurrently with the issuance of the [Class A]
                              Certificates, the Trust will issue another Class of Certificates of the same Series, the [Class B] Certificates, which initially will, to the extent provided herein, be retained by the Bank. The [Class A] Certificates and the [Class B] Certificates collectively comprise the first Series to be issued by the Trust. Only the [Class A] Certificates are offered hereby.

                              Payments of interest and principal on the [Class B] Certificates will be subordinated to payments of interest and certain other amounts due with respect to the [Class A] Certificates as described under "Series Provisions--Application of Collections--Subordination."

 The Receivables ...........  The Receivables consist of simple interest retail installment sales and finance contracts between dealers and retail purchasers and installment loans which are secured by the new and used automobiles, light duty trucks and vans financed thereby. Each Obligor's obligation under its Receivable is a full recourse obligation. The "Obligor" is the obligor under each Receivable including any guarantor. The Receivables contain provisions which unconditionally obligate the Obligor to make all payments under the related Receivable. Approximately _____% of the Receivables

                              (by aggregate principal balance of the Receivables as of the Cut-Off Date) were purchased or originated by the Bank and the other _____% of the Receivables were purchased or originated by the Bank's wholly-owned subsidiary, Consumer Finance Corporation ("CFC"). The Receivables purchased or originated by CFC are referred to herein as the "CFC Receivables."

  [Reserve Account .........  The Reserve Account will be established in the name of the Trustee for the benefit of the [Class A] Certificateholders. The Reserve Account will be funded on the Series Issuance Date from the proceeds of the [Class A] Certificates in the amount of $________________ (the "Initial Reserve Amount"). On each Distribution Date, the Available Reserve Amount will be applied to fund the Required Amount, if any, with respect to such Distribution Date.

                              On each Distribution Date, Available Finance
                              Charge Collections and Available Principal
                              Collections allocated and available for that purpose (as described under "Series Provisions-- Application of Collections--Payments of Interest, Fees and Other Items" and "--Payments of Principal) will be applied to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Amount). In addition, if on any Distribution Date the amount on deposit in the Reserve Account exceeds the Required Reserve Amount, such excess will be withdrawn and paid to the Bank (the "Reserve Bank"). See "Series Provisions--Reserve Account."]

  Yield Maintenance
   Account .................  Certain of the Receivables have annual contract rates of interest ("Receivables Rates") which are less than the sum of the Certificate Rate, the Servicing Fee Rate and the rates at which the Certificate Insurer's premium and the Trustee's fee are calculated (the sum of such rates, the "Required Rate"). The Yield Maintenance Account is a segregated trust account which will not be part of the Trust into which the Bank will make a single deposit on the Closing Date in an amount (the "Initial Yield Maintenance Amount") necessary to fund any shortfall on interest collections which results from Receivables having Receivable Rates of less than the Required Rate. After the Closing Date no additional amounts will be deposited in the Yield Maintenance Account. The Initial Yield Maintenance Amount has been calculated using a zero prepayment rate on the Receivables. On each Determination Date, the Servicer is permitted to recalculate the amount required to be on deposit in the Yield Maintenance Account (the "Yield Maintenance Amount"), which may decline as Receivables having less than the Required Rate prepay or are otherwise removed from the Trust. Any amounts in excess of the Yield Maintenance Amount will be released to the Bank. Amounts may be withdrawn from the Yield Maintenance Account only with respect to the interest shortfalls described above. Any excess funds in the Yield Maintenance Account will be released to the Bank.

  Series Servicing Fee
   Percentage ..............  For so long as the Bank is the Servicer, ___% per annum or, in the event a successor Servicer has been appointed, a percentage determined by the Trustee which shall not exceed ___%. See "Description of the Trust Agreements--Servicing Compensation" in the Prospectus.

  Registration .............  The [Class A] Certificates initially will be represented by certificates registered in the name of Cede, as nominee of DTC, and no purchaser of [Class A] Certificates will be entitled to receive a definitive certificate except under certain limited circumstances. [Class A] Certificateholders may elect to hold their [Class A] Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe). See "Description of the Securities--Book-Entry Registration" and "--Definitive Notes" in the Prospectus.

  Optional Repurchase ......  On any Distribution Date occurring on or after the day on which the Series 199__-1 Invested Amount is reduced to 5% or less of the Series 199__-1 Initial Invested Amount, the Bank will have the option to repurchase all, but not less than all, the Series 199__-1 Certificateholders' Interest. The purchase price will be equal to the sum of the Series 199__-1 Invested Amount plus accrued and unpaid interest on the Series 199__-1 Certificates through the day preceding such Distribution Date. See "Description of the Trust Agreements-- Termination" in the Prospectus.

  Certain Legal Aspects of
   the Receivables .........  Because of the administrative burden and expense that would be entailed in doing so, the
                              certificates of title for the Vehicles will not be amended to identify the Trustee as the secured party. If there are any Vehicles as to which the Bank failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Vehicles and holders of perfected security interests. Pursuant to the Pooling Agreement, the Bank will assign its security interests in the Vehicles to the Trustee. Under the laws of Virginia, Georgia and North Carolina, such an assignment of security interests may not be, and under the laws of Maryland will not be, sufficient to convey to the Trustee perfected security interests in the Vehicles. The Bank will covenant in the Pooling Agreement to repurchase any Receivable if, on the Closing Date, a valid, subsisting and enforceable first priority security interest in the related Vehicle, which will have been assigned to the Trust, has not been perfected (or is not in the process of being perfected) in favor of the applicable Originator. The Bank will also covenant in the Pooling Agreement to repurchase any Receivable if, after the Closing Date, a valid, subsisting and enforceable first priority security interest in the name of the applicable Originator is not maintained on behalf of the Trust in the related Vehicle.

  ERISA Eligibility ........  [Class A] Certificates may be eligible for purchase by Benefit Plans. See "ERISA
                              Considerations" herein.

  Ratings ..................  It is a condition to the issuance of the [Class A]
                              Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency.

 [Class B] Certificates

  Initial [Class B]
   Invested Amount .........  $____________________.

  [Class B]
   Certificateholder .......  The [Class B] Certificates initially may be retained by the Bank. The Bank must retain ____% of the [Class B] Certificates, which are nontransferable, but, subject to certain conditions and limitations, the Bank may sell up to _____% of the [Class B] Certificates on or after the Series Issuance Date. In connection with such a transfer, the Trustee and the Bank may agree to amend the Supplement and the Pooling Agreement with respect to the [Class B] Certificates, including changing the Series Enhancement provided for Series 199__-_ Certificates to add Series Enhancement for the [Class B] Certificates, so long as no Rating Effect or Pay Out Event results from such amendment. The [Class B] Certificates are not offered hereby.

  [Class B] Certificate
   Rate ....................  _____% per annum.

  [Class B] Controlled
   Amortization Amount .....  For each Distribution Date during the Scheduled
                              Amortization Period, the amount provided in the Series 199__-_ Supplement.

  Subordination of
   Distributions to
   [Class B]
   Certificateholders ......  Collections of Principal Payments and
                              collections of Finance Charge Payments otherwise allocable to the [Class B] Certificateholders will be subordinated to the payment of interest and certain other amounts due with respect to the [Class A] Certificates. No principal or interest will be payable on the [Class B] Certificates with respect to a Distribution Date until all interest payments, the Investor Default Amount and aggregate unreimbursed Investor Charge-Offs have been covered with respect to the [Class A] Certificates with respect to such Distribution Date and the Available Reserve Amount equals the Required Reserve Amount on such Distribution Date. The [Class B] Certificates will receive distributions of interest on each Distribution Date equal to the lesser of Available [Class B] Finance Charge Collections and interest accrued and unpaid on the [Class B] Invested Amount at the [Class B] Certificate Rate. The [Class B] Certificates will receive distributions of principal on each Distribution Date during the Scheduled Amortization Period equal to the lesser of the Available [Class B] Principal Collections and the [Class B] Controlled Amortization Amount. During the Full Amortization Period, the [Class B] Certificates will receive distributions of principal on each Distribution Date equal to Available [Class B] Principal Collections. Payments of principal to the [Class B] Certificates will reduce the [Class B] Invested Amount available for subordination. See "Series Provisions--Application of Collections--
                              Subordination" herein.

  Risk Factors .............  For a discussion of certain factors that should be considered by prospective investors in the Certificates, see "Risk Factors" herein and in the Prospectus.

  Certain Legal Matters ...  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Issuer by Shaw, Pittman, Potts & Trowbridge, Washington, D.C. and for the Underwriter by Dewey Ballantine, New York, NY.

                                  RISK FACTORS

          In addition to those factors described under "Risk Factors" in the Prospectus, prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of the Certificates:

     Risk of Losses on Investment Associated with Limited Obligations of the Trust. Distributions of interest and principal on the Certificates will be subordinated in priority of payment to interest and principal due on the Certificates. The Certificateholders will not receive any distributions with respect to a Payment Date until the full amount of interest on and principal of the Certificates on such Payment Date has been deposited in the Certificate Distribution Account. The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the Trust Accounts. The Certificates represent solely obligations of, or interests in, the Trust and the Certificates will not be insured or guaranteed by the Bank, any Originator, the Servicer, the Trustee or any other person or entity. Consequently, holders of the Certificates must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Amounts to be deposited in the Reserve Account are limited in amount, and the amount required to be on deposit in the Reserve Account will be reduced as the Pool Balance is reduced. In addition, funds in the Reserve Account will be available on each Payment Date to cover shortfalls in distributions of interest and principal on the Certificates prior to the application thereof to cover shortfalls on the Certificates. If the Reserve Account is exhausted, the Trust will depend solely on current payments on the Receivables to make payments on the Certificates.

     Risk of Limited Liquidity and Lower Market Price Associated with a Reduction or Withdrawal of Ratings of the Securities. It is a condition to the issuance of the Certificates and the Certificates that the Certificates be rated in the [_____] rating category or its equivalent, by at least two nationally recognized rating agencies (the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Certificates addresses the likelihood of the timely payment of interest on and the ultimate repayment of principal of the Certificates pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The rating of the Certificates is based primarily on the creditworthiness of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account. The rating of the Certificates is based primarily on the creditworthiness of the Receivables and the availability of funds in the Reserve Account. The ratings of the Certificates are also based on the rating of the Credit Enhancer. Upon a Credit Enhancer default, the rating on the Certificates may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Credit Enhancer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Certificates. Any reduction or withdrawal of a rating will have an adverse effect on the liquidity and market price of the Certificates. See "Ratings."

     [Risk of Reduced Rate of Return Associated with Relationship Between Base Rate and LIBOR. Allocations of payments on the variable rate Receivables to principal and interest depend upon the applicable Base Rate. Interest on the Certificates accrues at a rate generally based upon LIBOR. These two rates can and will vary with respect to each other. Historically, they have increased or decreased roughly in tandem and, during the last ten years, LIBOR always has remained below the Base Rate. However, no assurance can be given that these historical trends will continue. There is a risk that if LIBOR were to more above the Base Rate, the spread used to pay interest to the Certificateholders would disappear and the rate of return to investors would be reduced.]

     [The variable rate Receivables bear interest at the Base Rate plus a Base Rate Additive ranging from _____% to _____%. The Certificate Rate is based upon LIBOR. If, in respect of any Payment Date, there does not exist a positive spread between the weighted average of the Receivables Rate less the Servicing Fee Rate (such difference between the Receivables Rate and the Servicing Fee Rate being the "Net Receivables Rate") for the Collection Period preceding such Payment Date, on the one hand, and the Certificate Rate for such Payment Date (calculated before giving effect to this sentence), on the other hand, then the Certificate Rate for such Payment Date shall not exceed the Net Receivables Rate.]

     [Risk of Reduced Rate of Return Associated with Yield Considerations. The Certificateholders will bear the risk associated with the possible narrowing of the spread between the Certificate Rate and the Net Receivables Rate. If this spread disappears (i.e., if the Certificate Rate exceeds or equals the Net Receivables Rate), the interest payable on the Certificates for the related Payment Date will not exceed such Net Receivables Rate. A substantial change in LIBOR at a time when the Net Receivables Rate does not experience a similar change could result in limiting the Certificate Rate and consequently could reduce the rate of return to investors as described above.]

     Risk of Lower Yield Associated with Prepayment Considerations. If purchased at other than par, the yield to maturity on the Certificates will be affected by the rate of the payment of principal of the Contracts. If the actual rate of payments on the Contracts is slower than the rate anticipated by an investor who purchases the Certificates at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Contracts is faster than the rate anticipated by an investor who purchases the Certificates at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     [All of the Contracts are fixed-rate contracts. The rate of prepayments with respect to conventional fixed contracts has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate contracts, such contracts are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such contracts. However, the monthly payment on contracts similar to the Contracts is often smaller than the monthly payment on other types of consumer debt, for example, a typical mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the contracts monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate contracts, such contracts are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such contracts. As of the Cut-off Date, ____% of the aggregate principal balance of the Contracts had prepayment penalties.]

     [All of the Contracts are adjustable rate contracts. As is the case with conventional fixed rate contracts, adjustable rate contracts may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their adjustable rate contracts to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Contracts will experience. As of the Cut-off Date, ____% of the aggregate principal balance of the Contracts had prepayment penalties.]


                                THE RECEIVABLES

Contracts

[Description of collateral is transaction dependent -- an example of disclosure language is set forth below.]

     [All of the Contracts were purchased by the Bank from the Originators in the ordinary course of business and the Contracts constitute substantially all of the automobile, light duty truck, and van retail installment sale and finance contracts included in the Originators' portfolio meeting the selection criteria described herein. Such selection criteria included that: (i) each Contract is secured by a new or used automobile, light duty truck or van; (ii) each Contract was originated in the United States; (iii) each Contract provides for level monthly payments that fully amortize the amount financed over its original term except that the payment in the first or last month in the life of the Contract may be minimally different from the level payment, and a minimal number of the Contracts provide for monthly payments for a period of time not exceeding one year after origination in an amount less than such level payment, provided that as of the Cutoff Date the monthly payment currently due under each such Contract is equal to such level payment; (iv) each Contract was originated on or prior to _______, 199_; (v) each Contract has an original term of __ to __ months and, as of the Cutoff Date, had a remaining term to maturity of not less than three months nor more than __ month; (vi) each Contract provides for the payment of a finance charge at an APR ranging from __% to __%; (vii) each Contract shall not have a Scheduled Payment that is more than 30 days past due as of the Cutoff Date; (viii) no Contract shall be due, to the best knowledge of the related Originator, from any Obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent; (ix) no Vehicle has been repossessed without reinstatement as of the Cutoff Date; and (x) as of the Cutoff Date, physical damage insurance relating to each Vehicle is not being force-placed by the Servicer.

     Certain information with respect to the Receivables expected to be sold by the Originators to the Bank pursuant to the Receivables Acquisition Agreement and in turn transferred by the Bank to the Trust pursuant to the Pooling Agreement is set forth below. The description of the Receivables presented in this Prospectus Supplement is based upon the pool of Receivables as it is expected to be constituted on the Cutoff Date. While information as of the Closing Date for the Receivables that actually will be sold to the Trust may differ somewhat from the information presented herein, the Bank does not expect that the characteristics of the Receivables that are sold to the Trust will vary materially from the information presented in this Prospectus Supplement concerning the Receivables.

     As of the Cutoff Date, approximately __%, __% and approximately __% of the Aggregate Discounted Contract Balance are expected to represent Contracts secured by automobiles, light duty trucks and vans, respectively. Based on the Aggregate Discounted Contract Balance, approximately __% and approximately __% of the Contracts are expected to represent financing of new vehicles and used vehicles, respectively, and no more than __% of the Contracts are expected to be due from employees of the Originator or any of its respective affiliates. As of the Cutoff Date, the average Principal Balance of Contracts secured by automobiles, light duty trucks and vans is expected to be approximately $_____, approximately $_____ and approximately $_____, respectively. The majority of the Vehicles are expected to be foreign and domestic automobiles, light duty trucks and vans. Except in the case of any breach of representations and warranties by the related Originator, it is expected that none of the Contracts provide for recourse to the Originator who originated the related Contract.

     Each Contract provides for fixed level monthly payments which will amortize the full amount of the Contract over its term. The Contracts provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Contract provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Contract. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Contract are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, all payments received by the Servicer on or in respect of the Contract will be allocated pursuant to the Pooling Agreement on an actuarial basis.

     If an Obligor elects to prepay a Contract in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges, calculated in accordance with the Rule of 78s. The amount of a rebate under a Contract calculated in this manner will always be less than had such rebate been calculated on an actuarial basis. Distributions to Certificateholders will not be affected by Rule of 78s rebates under the Contract because pursuant to the Pooling Agreement such distributions will be determined using the actuarial method.]

     The expected composition, distribution by APR and geographical distribution of the Contracts are as set forth in the following tables.

                     Expected Composition of the Contracts

Aggregate Discounted Contract Balance....................  $
Number of Contracts......................................  __
Average Original Principal Balance.......................  $
  Range of Original Principal Balances...................  $__ to $ __
Weighted Average APR(1)..................................  __%
  Range of APRs..........................................  __% to__%
Weighted Average Original Maturity(1)....................  _ months
  Range of Original Maturities...........................  _ months to _ months
Weighted Average Remaining Maturity(1)...................  _ months
  Range of Remaining Maturities..........................  _ months to _ months

(1)  Weighted by Aggregate Discounted Contract Balance as of the Cutoff Date.

                 Expected Distribution of the Contracts by APR

                              Percentage of   Aggregate      Percentage of
                                Aggregate     Discounted      Aggregate
                  Number of      Number        Contract      Discounted
Range of APRs     Contracts   of Contracts     Balance      Contract Balance
-------------     ---------   --------------  -----------   ----------------
  %  to   %....                      %         $                      %
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
  %  to   %..
     Total...                        %         $                      %
                  =====          =====     =====                  =====

                  Expected Distribution of the Contracts by State



                               Percentage
                                  of                         Percentage of
                               Aggregate       Aggregate       Aggregate
                 Number of       Number       Discounted      Discounted
                 Contracts    of Contracts     Contract        Contract
State(1)         ---------    -------------    Balance          Balance
--------                                      ----------     -------------
                                     %        $                    %




       Total...                      %        $                    %
                   ====           ====         ====             ====

(1)  Based on the addresses of the Obligors.

Substitution

     Pursuant to the Receivables Acquisition Agreement, the Servicer will have the right (but not the obligation) at any time to substitute one or more Eligible Receivables (each a "Substitute Receivable") [and the Vehicles subject thereto (or a perfected security interest therein)] for a Receivable ("Predecessor Receivable") [and the Vehicles subject thereto (or a perfected security interest therein)] if:

           (i) the Predecessor Receivable is then in default and, as of the most recent Cut-Off Date, has been in default for at least ________ [(___)] consecutive days or a bankruptcy petition has been filed by or against the Obligor;

           [(ii) the Vehicles subject to the Substitute Receivable or Receivables has a current estimated fair market value and a projected residual value, respectively, equal to or greater than the current fair market value and projected residual value of the Vehicles subject to the Predecessor Receivable;] and

           (iii) the Substitute Receivable or Receivables require the obligor or obligors thereunder to make Contract Payments during each month ending on or prior to the final payment date of the Certificate in an amount which is at least as great as the Contract Payment required under the Predecessor Receivable during each such month.

[provided, however, that the Aggregate Discounted Contract Balance of all Contracts substituted shall not exceed [10%] of the Aggregate Discounted Contract Balance of the Initial Receivables and the Additional Receivables.]

     [Upon repossession and disposition of any Vehicles subject to a Defaulted Contract, any deficiency remaining will be pursued to the extent deemed practicable by the Servicer. [The Servicer on behalf of the Issuer is directed to maximize the Net Residual Value of the Vehicles relating to any Defaulted Contract, and, in such regard, the Servicer may sell such Vehicles at the best available price, refurbish such Vehicles and re-lease such Vehicles to third parties, or take any other commercially reasonable steps to maximize such Vehicles's Net Residual Value. Liquidation proceeds with respect to any such Defaulted Contract, including any future payments received with respect to such Defaulted Contracts, shall be paid to the Collection Account. If the Servicer reasonably believes that the Net Residual Value of any Vehicles is zero or de minimis, it will dispose of such Vehicles in accordance with its standard procedures.]

     The original counterpart of each Contract constituting chattel paper and the Contract Files will be held by _________________, as Trustee on behalf of the Certificateholders. The Trustee will be required to indicate that the Contracts have been transferred by the related Originator to the Trust.

[The Additional Receivables

     Subject to the conditions set forth below, in consideration of the Trustee's delivery on the related Additional Receivable Transfer Date upon the order of the Bank of all or a portion of the balance of funds in the Pre-Funding Account, the applicable Originator shall on any Additional Receivable Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Bank, all right, title and interest of the Originators in and to (i) each Additional Receivable listed on the schedule delivered by the Originators to the Bank and the Trustee (including all Contract Payments due thereunder); and [(ii) the related Vehicles; provided, however, that the related Originator reserves and retains all of its right, title and interest in and to all Contract Payments collected and interest accruing on each such Additional Receivable prior to the related Additional Receivable Transfer Date.]

     The amount released from the Pre-Funding Account shall be ___________ percent (___%) of the Discounted Contract Balances of the Additional Receivables so transferred.

     The Originators shall transfer to the Issuer the Additional Receivables and the other property and rights related thereto only upon the satisfaction of each of the following conditions on or prior to the related Additional Receivable Transfer Date:

           (i) the Originators shall have provided the Trustee with a timely Addition Notice and shall have provided any information reasonably requested by the Bank or the Trustee with respect to the Additional Receivables;

           (ii) the Originators shall have delivered to the Bank and the Trustee a duly executed written assignment (including an acceptance by the Trustee) (the "Additional Receivable Transfer Agreement"), which shall include schedules listing the Additional Receivables and any other exhibits listed thereon;

           (iii) the Originators shall have deposited in the Remittance Account all collections in respect of the Additional Receivables received on or after the related Additional Receivable Transfer Date;

           (iv) as of each Additional Receivable Transfer Date, each Originator was not insolvent, will not be made insolvent by such transfer nor is it aware of any pending insolvency;

           (v) such addition will not result in a material adverse tax consequence to the Bank or the Certificateholders;

           (vi) each Originator shall have delivered to the Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph and in the related Additional Receivable Transfer Agreement;

           (vii) the obligation of the Bank to purchase an Additional Receivable on any Additional Receivable Transfer Date is subject to the requirement that such Additional Receivable comply in all material respects with the representations and warranties made by the related Originator on the Initial Receivables in the Pooling Agreement.]


                                    THE BANK

General

     The Bank is a federally chartered stock savings bank. The Bank's home office is located at 7926 Jones Branch Dr. McClean VA, 22101, and its executive offices are located at 8401 Connecticut Avenue, Chevy Chase, Maryland 20815, and the Bank's telephone number is (301) 986-7000. The Bank is subject to comprehensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS") within the Department of the Treasury and the Federal Deposit Insurance Corporation (the "FDIC"). Deposits at the Bank are fully insured up to $100,000 per insured depositor by the Savings Association Insurance Fund ("SAIF"), which is administered by the FDIC.

     Based on unaudited results, at September 30, 1996, the Bank had consolidated assets of approximately $6.2 billion, deposits of approximately $4.2 billion, and stockholders' equity of approximately $344.7 million. As a savings bank chartered under the laws of the United States, the Bank is subject to certain minimum regulatory capital requirements imposed under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended ("FIRREA"). At December 31, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios were 6.58%, 6.58%, 7.05% and 14.06%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "well capitalized" institutions under the prompt corrective action regulations established pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") (both as applicable on June 30, 1996 and on a fully phased-in basis). Based on unaudited results, at September 30, 1996, the Bank's tangible, core, tier 1 risk-based and total risk-based regulatory capital ratios decreased to 5.21%, 5.21%, 5.80% and 10.14%, respectively. As of such date, the Bank's capital ratios exceeded the requirements under FIRREA as well as the standards established for "adequately capitalized" institutions under the prompt corrective action regulations established pursuant to FDICIA. The OTS has the discretion to treat "well-capitalized" institution as an "adequately capitalized" institution for purposes of the prompt corrective action regulations if, after notice and an opportunity for a hearing, the OTS determines that the institution (i) is being operated in an unsafe or unsound condition or (ii) has received and has not corrected a less than satisfactory examination rating for asset quality, management, earnings or liquidity.

     On December 3, 1996, the Bank sold $100 million of its 9 1/4% Subordinated Debentures due 2008 (the "1996 Debentures"), the principal amount of which is includable in the Bank's supplementary capital. In addition, on December 3, 1996, a new real estate investment trust subsidiary of the Bank (the "REIT Subsidiary") sold $150 million of its 10 3/8% Noncumulative Exchangeable Preferred Stock, Series A (the "REIT Preferred Stock"), which is eligible for inclusion as core capital of the Bank in an amount up to 25% of the Bank's total core capital.

Economic Development and Regulatory Paperwork Reduction Act of 1996 (the "Act")

     Congress is considering legislation in various forms that would regulate the Merger of the Bank Insurance Fund ("BIF") and the SAIF into a single Deposit Insurance Fund on January 1, 1999 but only if the thrift charter is eliminated by that date. The Treasury Department is required to submit a comprehensive study on thrift charter issues by March 31, 1997. In the absence of appropriate "grandfather" provisions such legislation could have a material adverse effect on the Bank and its parent company, the B.F. Saul Real Estate Investment Trust (the "Trust") because among other things, the Trust engages in activities that are not permissible to bank holding companies and the regulatory capital and accounting treatment for banks and thrifts differs in certain respects. The Bank cannot determine whether, or in what form, such legislation will eventually be enacted and there can be no assurances that any such legislation that is enacted will contain adequate grandfather rights for the Bank and the Trust.

     Because of the continued improvement in the financial condition of the Bank, on March 29, 1996, the OTS released the Bank from certain restrictions and requirements contained in an agreement with the OTS, which had been amended in October 1993. In connection with the termination of the written agreement at the request of the OTS, the Board of Directors of the Bank has adopted a resolution that addresses certain issues previously addressed by the written agreement. The resolution also provides that the Bank will present a plan annually to the OTS detailing anticipated consumer loan securitization activity.

     The other Lender is CFC, a wholly-owned subsidiary of the Bank, formed in December 1994 for the purpose of providing automobile financing to applicants who may have experienced certain adverse credit events.

Delinquency and Default Experience

     There can be no assurance that the levels of delinquency and loss experience reflected in the tables below, are indicative of the performance of the Receivables included in the Trust.

                           CHEVY CHASE BANK, F.S.B.
                             Delinquency Experience


                                                                                  As of December 31,
                             -------------------------------------------------------------------------------------------------

                                       1992                      1993                      1994                     1995
                             ------------------------  ------------------------  ------------------------  -------------------

                              Dollar     Percentage     Dollar     Percentage     Dollar     Percentage     Dollar    Percentage
                              Amount      of Total      Amount      of Total      Amount      of Total      Amount     of Total
                               (000)    Receivables      (000)    Receivables      (000)    Receivables     (000)    Receivables
                              -------   -----------    --------   -----------    --------   -----------   --------   -----------
Receivables
 Outstanding(1)............   $84,533                  $166,307                  $299,096                 $431,351
Delinquencies:(2)(3)
30-59 Days.................   $ 1,469       1.74%      $  1,210      0.73%       $  4,074      1.36%      $  2,491      0.58%
60-89 Days.................       237       0.28%           223      0.13%            729      0.24%           742      0.17%
90 days or more............       328       0.39%           226      0.14%          1,209      0.40%         1,667      0.39%
                              -------       ----       --------      ----        --------      ----       --------      ----
Total Delinquencies........   $ 2,034       2.41%      $  1,659      1.00%       $  6,012      2.00%      $  4,900      1.14%
                              =======       ====       ========      ====        ========      ====       ========      ====
-------------------------

                                       1996
                             ------------------------

                             Dollar       Percentage
                             Amount        of Total
                              (000)       Receivables
                             -------      -----------
Receivables
 Outstanding(1)............        $
Delinquencies:(2)(3)
30-59 Days.................        $      %
60-89 Days.................
90 days or more............               %

Total Delinquencies........       $
                                  =
-------------------------

(1)  Total Bank Portfolio is the net remaining principal balance.
(2) The period of delinquency is based on the number of days payments are contractually past due.
(3)  Includes repossessions in inventory.




                            CHEVY CHASE BANK, F.S.B.
                                Loss Experience

                                                                      As of December 31,
                             -----------------------------------------------------------------------------------------------------
                                      1992                      1993                      1994                      1995
                             -----------------------  ------------------------  ------------------------  ------------------------
                                        Percentage                Percentage                Percentage                Percentage
                              Dollar    of Average     Dollar     of Average     Dollar     of Average     Dollar     of Average
                              Amount    Receivables    Amount     Receivables    Amount     Receivables    Amount     Receivables
                              (000)     Outstanding    (000)      Outstanding     (000)     Outstanding     (000)     Outstanding
                              -------   -----------    --------   -----------    --------   -----------    --------   -----------
Average Receivables
  Outstanding(1)...........   $90,271                  $116,475                  $245,295                  $363,845
Gross Charge-offs(2).......   $   811          0.90%   $    627          0.54%   $    766          0.31%   $  2,120          0.58%
Recoveries.................       103          0.12%        115          0.10%        219          0.09%        275          0.07%
                              -------          ----    --------          ----    --------          ----    --------          ----
Net Losses.................   $   708          0.78%   $    512          0.44%   $    547          0.22%   $  1,845          0.51%
                              =======          ====    ========          ====    ========          ====    ========          ====
-------------------------
                                            1996
                                     --------------------

                                              Percentage
                                     Dollar   of Average
                                     Amount   Receivables
                                      (000)   Outstanding
                                     ------   -----------
Average Receivables
  Outstanding(1)...........               $       %
Gross Charge-offs(2).......               $       %
Recoveries.................                       %
                                                 ---
Net Losses.................               $       %
                                                ====
-------------------------

(1)  Equals the arithmetic average of the month-end balances.
(2) Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
(3)  Annualized.
(4) Includes current post-disposition recoveries on receivables previously charged off.

                          CONSUMER FINANCE CORPORATION
                             Delinquency Experience

                                         As of                       As of
                                   December 31, 1995           December 31, 1996
                                ------------------------  ---------------------------

                                Dollar       Percentage     Dollar      Percentage of
                                Amount        of Total      Amount         Total
                                (000)        Receivables     (000)       Receivables
                                ------       -----------    ------       -----------
Receivables Outstanding/(1)/..  $49,375                     $
Delinquencies/(2)(3)/:
30-59 Days....................  $ 2,528         5.12%       $                  %
60-89 Days....................  $   609         1.23%       $                  %
90 Days or more...............  $   871         1.76%       $                  %
                                -------         -----       -                  -
Total Delinquencies...........  $ 4,008         8.11%       $                  %
                                =======         =====       =                  =

------------------------------
/(1)/ Receivables Outstanding consists of all amounts due from obligors as posted to the related accounts.
/(2)/ The period of delinquency is based on the number of days payments are contractually past due.
/(3)/ Includes repossessions in inventory.



                          CONSUMER FINANCE CORPORATION
                                Loss Experience

                                  For the year ended        For the year ended
                                   December 31, 1995        December 31, 1996
                               -------------------------  ----------------------

                                Dollar     Percentage     Dollar    Percentage
                                Amount      of Total      Amount     of Total
                                (000)      Receivables     (000)    Receivables
                                -------   -------------   ------   -------------
Average Receivables             $21,383                   $
 Outstanding/(1)/............
Gross Charge-offs/(2)/:         $   144         0.67%     $                    %/(3)/
Recoveries/(4)/..............   $     0         0.00%     $                    %/(3)/
Net Losses...................   $   144         0.67%     $                    %/(3)/

-----------------------------
/(1)/ Equals the arithmetic average of the month-end balances.
/(2)/ Gross Charge-offs represent the excess of the outstanding loan balance over net liquidation proceeds, where net liquidation proceeds are the excess of liquidation proceeds over the sum of repossession, liquidation and other related expenses.
/(3)/ Annualized.
/(4)/ Includes current post-disposition recoveries on receivables previously charged off.

Litigation

     The Bank is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings, that would have a material adverse effect upon its financial condition or results of operations.


                                THE ORIGINATOR

General

     [The Originator] is a company engaged in the business of originating and acquiring retail installment sale contract financing to retail customers of automotive dealers. [The Originator] provides full-service financing, primarily through installment sales contracts, to retail purchasers of new and used automobiles and light duty trucks through dealer programs.

     [The Originator] has financed over $___ million of vehicles, representing over _________ vehicles. [The Originator] currently services over ___ customers through its direct servicing activities and an additional __________ customers in connection with its subsidiaries activities. As of _________________, [the Originator] had __ employees.

Delinquency and Default Experience

Litigation

           [The Originator] is not involved in any legal proceedings, and is not aware of any pending or threatened legal proceedings that would have a material adverse effect upon its financial condition or results of operations.

                                 THE SERVICER

General

     The Contracts will be serviced by the Servicer, pursuant to the Pooling Agreement.

     The Pooling Agreement requires that servicing of the Contracts by the Servicer shall be carried out in the same manner in which it services contracts and vehicles held for its own account and consistent with customary practices of servicers in the retail automobile industry, but in performing its duties hereunder, the Servicer will act on behalf and for the benefit of the Bank, the Trustee and the holders of the Certificates, subject at all times to the provisions of the Pooling Agreement, without regard to any relationship which the Servicer or any Affiliate of the Servicer may otherwise have with a Obligor. Except as permitted by the terms of any Contract following a default thereunder, the Servicer shall not take any action which would result in the interference with the Obligor's right to quiet enjoyment of the Vehicles subject to the Contract during the term thereof. The Servicer may designate CFC to act as sub-servicer with respect to the CFC Receivables, although such designation will not relieve the Servicer from its servicing obligations with respect to such CFC Receivables. CFC's collection procedures differ in certain respects from those employed by the Bank. On an Obligor's fifth day of delinquency, CFC sends a late payment notice and begins the collection process, while the Bank initiates these steps on the obligor's tenth day of delinquency. CFC's collections department is currently staffed to have approximately one collector for every 1,400 loans outstanding, compared to the Bank's ratio of approximately one collector for every 4,000 loans outstanding. In general, both the Bank and CFC initiate the repossession process by the 45th day of delinquency.

     Following each Determination Date, the Servicer shall advance and remit to the Trustee, in such manner as will ensure that the Trustee will have immediately available funds on account thereof by 11:00 a.m. New York time on the [______] Business Day prior to the next succeeding Payment Date, a Servicer Advance equal to the Contract Payment due during the preceding Contract Payment Period with respect to each Contract (other than a Contract which became a Defaulted Contract on or prior to such Determination Date) under which the Obligor has not made such payment by such Determination Date; provided, however, that the Servicer will not be obligated to make a Servicer Advance with respect to any Contract if the Servicer, in its good faith judgment, believes that such Servicer Advance would be a Nonrecoverable Advance. If the Servicer determines that any Contract Payment it has made, or is contemplating making, would be a Nonrecoverable Advance, the Servicer shall deliver to the Trustee an Officers' Certificate stating the basis for such determination.

Servicing Compensation and Payment of Expenses

     For its servicing of the Receivables, the Servicer will be entitled to receive a Servicing Fee equal to the product of (i) one-twelfth, (ii) ___% and
(iii) the Aggregate Discounted Contract Balance of all Contracts as of the preceding Determination Date, payable out of the Remittance Account, plus Servicing Charges and Investment Earnings.

     All costs of servicing each Contract in the manner required by the Pooling Agreement shall be borne by the Servicer, but the Originator shall be entitled to retain, out of any amounts actually recovered with respect to any Defaulted Contract [or the Vehicles subject thereto,] the Servicer's actual out-of-pocket expenses reasonably incurred with respect to such Defaulted Contract [or Vehicles]. In addition, the Servicer shall be entitled to receive on each Payment Date any unreimbursed Nonrecoverable Advances or Servicer Advances with respect to any Defaulted Contract and the Servicing Fee.

     The servicing compensation will compensate the Servicer for customary contract servicing activities to be performed for the Sponsor and the Servicer, as well as additional administrative services to be performed by the Servicer.

Evidence as to Compliance

     The Pooling Agreement requires that with each set of financial statements delivered pursuant to the Pooling Agreement, the Servicer will deliver an Officers' Certificate stating (i) that the officers signing such Certificate have reviewed the relevant terms of the Pooling Agreement and have made, or caused to be made under such officers' supervision, a review of the activities of the Servicer during the period covered by the statements then being furnished, (ii) that the review has not disclosed the existence of any Servicer Event of Default or, if a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and (iii) that on the basis of such review the officers signing such certificate are of the opinion that during such period the Servicer has serviced the Receivables in compliance with the required procedures except as described in such certificate.

     The Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer) to deliver to the Trustee, with a copy to the Rating Agency and each holder of the Certificates, within [90] days following the end of each fiscal year of the Servicer, beginning with the Servicer's fiscal year ending ____________, 199__, a written statement to the effect that such firm has examined in accordance with generally accepted practices samples of the accounts, records, and computer systems of the Servicer for the fiscal year ended on the previous _______ relating to the Receivables (which accounts, records, and computer systems shall be described in one or more schedules to such statement), that such firm has compared the information contained in the Servicer's reports delivered in the relevant period with information contained in the accounts, records, and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Receivables in compliance with such servicing procedures, manuals, and guides and in the same manner as it services comparable contracts for itself or others, that such accounts, records, and computer systems have been maintained, and that such certificates, accounts, records, and computer systems have been properly prepared and maintained in all material respects, except in each case for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

Other Servicing Procedures

     At least [___] days prior to each Payment Date, the Servicer shall deliver a report in writing (the "[Monthly] Servicer Report") to each holder of the Certificates, the Trustee and the Rating Agency.

     If an Obligor has [____] Contract Payments which are due and unpaid as of any Calculation Date, such Obligor's Contract shall become a Defaulted Contract. Where no satisfactory arrangements can be made for collection of delinquent payments within [___] days of a Contract becoming a Defaulted Contract, the Servicer shall foreclose or otherwise liquidate any such Defaulted Contract [(together with the related Vehicles)] within [60] days of such Contract becoming a Defaulted Contract. In connection with any foreclosure or other liquidation, the Servicer will take such action as is appropriate, consistent with the Servicer's administration of contracts in its own portfolio, including such action as may be necessary to cause, or attempt to cause, the Obligor thereunder to cure such default (if the same may be cured) or to terminate or attempt to terminate such Contract and to recover, or attempt to recover, all damages resulting from such default.

     [The Servicer will use its best efforts (i) to sell or re-lease any Vehicles subject to a Defaulted Contract in a timely manner and upon reasonable terms and conditions so as to reduce as expeditiously as is consistent with sound commercial practice any unreimbursed amounts drawn by the Trustee on the Reserve Account and (ii) to sell or re-lease any Vehicles remaining subject to the lien of the Trustee upon the expiration of the Contract to which such Vehicles is subject, in a timely manner and in a manner consistent with that utilized by the Servicer with respect to vehicles owned by it so as to realize, to the extent possible under then prevailing market conditions, the Net Residual Value of such Vehicles.]

     [All Residual Payments realized by the Servicer in the performance of its duties with respect to any item of Vehicles remaining subject to the Lien of the Trustee (net of the Servicer's actual out-of-pocket expenses reasonably incurred in such realization) shall be held in trust by the Servicer, as agent for the Trustee, and turned over to the Trustee within [___] Business Days for application in accordance with the provisions of the Pooling Agreement, provided that, to the extent that (i) the Servicer has made any advances with respect to any Contract which thereafter became a Defaulted Contract and (ii) the Servicer has not otherwise been fully reimbursed for such advances, the Servicer shall reimburse itself for such advances from any Residual Payments recovered with respect to such Defaulted Contract before remitting to the Trustee any such amounts for deposit in the Remittance Account.]

Removal of the Servicer

     The Pooling Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law. The Servicer can only be removed pursuant to a Servicer Event of Default. If a Servicer Event of Default shall have occurred and be continuing, the Trustee shall give written notice to the Servicer of the termination of all of the rights and obligations of the Servicer (but none of the Servicer's obligations thereunder, which shall survive any such termination) under the Pooling Agreement. On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under the Pooling Agreement of the Receivables. The Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, give notice of such fact to each holder of the Certificates and (i) appoint an established institution, satisfactory to the holders of Certificates evidencing not less than [______%] of the Voting Rights, as the successor to the Servicer to assume all of the rights and obligations of the Servicer, including, without limitation, the Servicer's right to receive the Servicing Fee (but not the obligations of the Servicer contained in the Pooling Agreement) or, (ii) if no such institution is so appointed, petition a court of competent jurisdiction to appoint an institution meeting such criteria as the Servicer.

                                  THE TRUSTEE

     The Trustee, ____________, has an office at ________________________.

     The Trustee may resign, subject to the conditions set forth below, at any time upon written notice to the Bank, the Servicer and the Credit Enhancers, in which event the Servicer, with the consent of the Bank, will be obligated to appoint a successor Trustee. If no successor Trustee shall have been so appointed and have accepted such appointment within [30] days after the giving of such notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee shall meet the financial and other standards for qualifying as a successor Trustee under the Pooling Agreement. The Servicer, the Credit Enhancers or Certificateholders evidencing more than [___%] of the Percentage Interests of the Trust may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling Agreement and fails to resign after written request therefor, or is legally unable to act, or if the Trustee is adjudicated to be insolvent. In such circumstances, the Servicer, the Credit Enhancers or such Certificateholders will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.


                                   THE TRUST

     The Trust, as a master trust, is expected to issue additional Series from time to time. The Trust has not engaged and will not engage in any business activity other than acquiring and holding Trust Assets and proceeds therefrom, issuing Series of Certificates and making payments thereon and related activities. As a consequence, the Trust does not and is not expected to have any source of capital resources other than the Trust Assets. The Trust will be administered in accordance with the laws of the State of New York.

     The Bank will convey to the Trust, without recourse, its interest in all the Receivables listed in the Series 199__-1 Supplement. The Trust Fund will consist of the Contracts, [any related Vehicles or a security interest in such Vehicles,] all monies due or to become due thereunder, the proceeds of the Contracts, all monies on deposit in the Collection Account and in certain other accounts maintained for the benefit of the Certificateholders and any Series Enhancements. The Trust Fund is expected to change over the life of the Trust as Additional Receivables become subject to the Trust and as Contracts terminate, are charged off or removed and are no longer subject to the Trust. Pursuant to the Pooling Agreement, the Bank will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate Additional Receivables to the Trust Fund.

                                USE OF PROCEEDS

     The net proceeds from the sale of the [Class A] Certificates will be used by the Bank or a Trust for the acquisition of the related Receivables, to fund reserve accounts, for issuance expenses, and/or general corporate purposes, including, without limitation, the purchase of additional Receivables, the repayment of indebtedness and general working capital purposes.


                               SERIES PROVISIONS

     The Series 199__-1 Certificates will consist of two Classes, the [Class A] Certificates and the [Class B] Certificates. The [Class A] Certificates and [Class B] Certificates will be issued pursuant to the Pooling Agreement and a Supplement thereto relating to the [Class A] Certificates and [Class B] Certificates (the "Series 199__-1 Supplement"). The following summary describes the material terms generally applicable to Series 199__-1 and is qualified in its entirety by reference to the Series 199__-1 Supplement. The Servicer will provide, without charge, to any prospective purchaser of the [Class A] Certificates a copy of the Pooling Agreement and the Series 199__-1 Supplement. Reference should be made to "Description of the Securities" and "Description of the Trust Agreements" in the Prospectus for additional information concerning the Series 199__-1 Certificates and the Pooling Agreement.

     Payments with respect to [Class B] Certificates will be subordinated to the payment of interest and certain other amounts due with respect to the [Class A] Certificates. The [Class B] Certificates initially will be retained by the Bank; however, subject to certain restrictions, the Bank may sell a portion of the Class B Certificates subsequent to the Series Issuance Date. Certificates are not offered hereby.

Interest

     Interest will accrue on the [Class A] Invested Amount at the Certificate Rate. Interest will be distributed to the [Class A] Certificateholders on ____________, 199__, and on each Distribution Date thereafter in an amount equal to one-twelfth of the product of the Certificate Rate and the [Class A] Invested Amount as of the preceding Record Date, except that interest for the first Distribution Date will be equal to the interest accrued at the Certificate Rate for the period from and including ___________, 199__ to but excluding such first Distribution Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. Interest with respect to the [Class A] Certificates due but not paid on any Distribution Date will be due on the next succeeding Distribution Date with additional interest on such amount at the Certificate Rate to the extent permitted by law. Interest payments on the [Class A] Certificates on any Distribution Date will be funded from (a) Available Finance Charge Collections for the related Collection Period as described herein under "--Application of Collections--Payments of Interest, Fees and Other Items" and
(b) to the extent necessary, withdrawals from the Reserve Account as described under "--Reserve Account."

Principal

     During the Scheduled Amortization Period principal will be paid to the [Class A] Certificateholders monthly on each Distribution Date in an amount up to the Controlled Distribution Amount with respect to such Distribution Date. The Scheduled Amortization Period will commence on the Series Cut-Off Date and will end at the close of business on _____________, 199__, unless terminated earlier upon the occurrence of a Pay Out Event, in which case it will end at the close of business on the last day of the Collection Period during which the Pay Out Event occurs. Upon the completion or termination of the Scheduled Amortization Period, the Full Amortization Period will begin, and principal equal to the Available Principal Collections for each Collection Period will be paid to the [Class A] Certificateholders monthly on each Distribution Date until the Invested Amount of the [Class A] Certificates is paid in full.

Allocation Percentages

     Pursuant to the Pooling Agreement, for each Collection Period during the Scheduled Amortization Period, the Servicer will allocate among the [Class A] Certificateholders' Interest, the [Class B] Certificateholders' Interest and the Certificateholders' Interest of the other Series issued and outstanding from time to time that are in their Scheduled Amortization Periods, all Finance Charge Payments and Principal Payments and the Defaulted Amount with respect to Receivables allocated to the Trust's Floating Receivable Pool. Because Series 199__-1 is the first Series to be issued by the Trust, the Floating Receivable Pool is not expected to contain any Participation Interests created in connection with the formation of Full Amortization Pools with respect to other Series while Series 199__-1 is in its Scheduled Amortization Period. Collections of Finance Charge Payments, Principal Payments and the Defaulted Amount with respect to Receivables (and Participation Interests, if any) in the Floating Receivable Pool will be allocated during the Scheduled Amortization Period to the [Class A] Certificateholders' Interest based on the Floating Allocation Percentage with respect to the [Class A] Certificates and to the [Class B] Certificateholders' Interest based on the Floating Allocation Percentage with respect to the [Class B] Certificates.

     The "[Class A] Invested Amount" for any day means an amount equal to (i) the initial principal amount of the [Class A] Certificates, minus (ii) the amount of principal payments made to [Class A] Certificateholders prior to such day, and minus (iii) the excess, if any, of the aggregate amount of Investor Charge-Offs for all Distribution Dates preceding such day over the aggregate amount of Investor Charge-Offs reimbursed prior to such day.

     The "[Class B] Invested Amount" for any day means an amount determined with respect to the [Class B Certificates] in the same manner as the [Class A] Invested Amount.

     "Series 199__-1 Invested Amount" for any day means the sum of the [Class A] Invested Amount and the [Class B] Invested Amount.

     "Floating Allocation Percentage" means, for the [Class A] Certificates and the [Class B] Certificates, as applicable, with respect to any Collection Period, the percent equivalent of a fraction, the numerator of which equals the Invested Amount of such Class as of the day before the last day of the Collection Period and the denominator of which equals (i) during the Scheduled Amortization Period, the Floating Contract Pool Balance or (ii) during the Full Amortization Period, the Full Amortization Pool Balance allocated to Series 199__-1, as applicable, as of such day.

     Upon the commencement of the Full Amortization Period, the Trustee will segregate all the Receivables (and Participation Interests, if any) included in the Trust's Floating Receivable Pool as of such date into a Full Amortization Pool. Contract Payments and the Defaulted Amount with respect to the Receivables allocated to the Full Amortization Pool will be the only Contract Payments and Defaulted Amounts allocated to the Full Amortization Pool and Series 199__-1 Certificateholders will thereafter have an interest in only such Contract Payments and Defaulted Amount. The interest in such Contract

Payments and Defaulted Amount not allocated to the Series 199__-1 Certificateholders' Interest will represent the Participation Interest and will be allocated initially to the Floating Receivable Pool. The Full Amortization Pool for Series 199__-1 is expected to be the first Full Amortization Pool created for the Trust. Consequently, the Floating Pool is not expected to contain any Participation Interest at the time the Series 199__-1 Full Amortization Pool is segregated, and the Series 199__-1 Full Amortization Pool is not expected to have a Participation Interest allocated to it.

     Contract Payments and the Defaulted Amount allocated to the Full Amortization Pool will be allocated to the Series 199__-1 Certificateholders' Interest on the basis of the applicable Fixed Allocation Percentage. Contract Payments and the Defaulted Amount initially allocated to the Series 199__-1 Certificateholders' Interest will be allocated further between the [Class A] Certificateholders' Interest and the [Class B] Certificateholders' Interest on the basis of the Floating Allocation Percentage applicable to each such Class. The Full Amortization Period will continue until the Invested Amount of the Series 199__-1 Certificates is paid in full or the Full Amortization Pool Balance is zero, whichever first occurs.

     "Fixed Allocation Percentage" for Series 199__-1 shall equal the percentage equivalent of a fraction, the numerator of which is the Invested Amount of Series 199__-1 on the day before the last day of the first Collection Period in the Full Amortization Period and the denominator of which is the Full Amortization Pool Balance on such day.

Application of Collections

     Payments of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply all amounts allocated to the [Class A] Certificateholders' Interest with respect to collections of Finance Charge Payments for the preceding Collection Period (as described above under "--Allocation Percentages"), all amounts allocated to the [Class B] Certificateholders' Interest with respect to collections of Finance Charge Payments and Principal Payments for the preceding Collection Period (as described under "--Subordination") and any Additional Finance Charges with respect to other Series that are allocated to Series 199__-1 in accordance with the Pooling Agreement (collectively, "Available Finance Charge Collections"), to make the following payments and deposits in the following order of priority:

           [(i) an amount equal to the Monthly Investor Servicing Fee with respect to the Series 199__-1 Certificates for such Distribution Date, plus the amount of any Monthly Investor Servicing Fee with respect to the Series 199__-1 Certificates previously due but not distributed to the Servicer on a prior Distribution Date, plus the amount of any outstanding Servicer Advances allocable to the Series 199__-1 Certificates that the Servicer has determined will not be recovered from the Receivables to which the Servicer Advances were related as described under "Description of the Trust Agreements--Servicing Procedures" in the Prospectus, will be distributed to the Servicer;

           (ii) an amount equal to Monthly Interest for such Distribution Date due on the [Class A] Certificates, plus the amount of any Monthly Interest previously due but not distributed to the [Class A] Certificateholders on a prior Distribution Date, plus any additional interest at the Certificate Rate with respect to interest amounts that were due but not paid to [Class A] Certificateholders on a prior Distribution Date, will be distributed to the [Class A] Certificateholders;

          (iii) an amount equal to the Investor Default Amount for such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

           (iv) an amount equal to the aggregate amount of Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Principal Collections for such Distribution Date;

            (v) an amount up to the deficiency, if any, between the Required Reserve Amount and the remaining Available Reserve Amount will be used to increase the amount on deposit in the Reserve Account up to the Required Reserve Amount;

           (vi) an amount equal to any unreimbursed draws under any letter of credit or surety bond obtained by the Servicer will be paid to the provider of such letter of credit or surety bond;

          (vii) an amount equal to the amount of Finance Charge Payments with respect to the [Class B] Certificates included in Available Finance Charge Collections will be reallocated to the [Class B] Certificates for the payment of interest on the [Class B] Certificates pursuant to the terms of the Series 199__-1 Supplement ("Class B Reallocated Finance Charge Collections");

         (viii) an amount equal to the amount of Principal Payments with respect to the [Class B] Certificates included in Available Finance Charge Collections will be reallocated to the [Class B] Certificates for the payment of principal on the [Class B] Certificates pursuant to the Series 199__-1 Supplement ("[Class B] Reallocated Principal Collections"); and

           (ix) the balance, if any, will constitute a portion of Additional Finance Charges for such Distribution Date and will be available for allocation to other Series in the Trust or to the Bank.]

     "Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the product of (i) the Certificate Rate and (ii) the [Class A] Invested Amount as of the preceding Record Date; provided, however, that Monthly Interest with respect to the first Distribution Date will be equal to the interest accrued on the initial principal amount of the [Class A] Certificates at the Certificate Rate for the period from the Series Issuance Date to but excluding the first Distribution Date.

     "Required Amount" means, with respect to any Distribution Date, the excess, if any, of the full amount required to be allocated pursuant to paragraphs (i),
(ii) and (iii) of the second preceding paragraph for such Distribution Date over the amount of Available Finance Charge Collections for such Distribution Date.

     "Investor Default Amount" means, (x) with respect to any Distribution Date in the Scheduled Amortization Period, the product of (i) the Floating Allocation Percentage with respect to the [Class A] Certificates for the related Collection Period and (ii) the Defaulted Amount with respect to the Floating Contract Pool for such Collection Period and (y) with respect to any Distribution Date in the Full Amortization Period, the product of (i) the Fixed Allocation Percentage with respect to Series 199__-1, (ii) the Floating Allocation Percentage with respect to the [Class A] Certificates for the related Collection Period and
(iii) the Defaulted Amount with respect to the Full Amortization Pool for such Collection Period.

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply all amounts allocated to the [Class A] Certificateholders' Interest with respect to collections of Principal Payments for the preceding Collection Period (as described above under "-- Allocation Percentages"), any Shared Principal Collections with respect to other Series that are allocable to the [Class A] Certificates and any other amounts which are to be allocated in the same manner as Available Principal Collections (as described above under "--Payment of Interest, Fees and Other Items") (collectively, "Available Principal Collections") and will distribute such amounts on each Distribution Date with respect to the Scheduled Amortization Period or the Full Amortization Period in the following order of priority:

           [(i) an amount equal to Monthly Principal for such Distribution Date will be distributed to the [Class A] Certificates;

           (ii) an amount up to the deficiency, if any, between the Required Reserve Amount and the remaining Available Reserve Amount (after giving effect to any deposit made from Available

     Finance Charge Collections as described above) will be used to increase the amount on deposit in the Reserve Account up to the Required Reserve Amount;

          (iii) the amount necessary to be paid to the Bank in exchange for any related Additional Receivables;

           (iv) an amount equal to any unreimbursed draws under any letter of credit or surety bond obtained by the Servicer will be paid to the provider of such letter of credit or surety bond;

            (v) the balance, if any, will be allocated to Shared Principal Collections.]

     "Monthly Principal" with respect to any Distribution Date relating to the Scheduled Amortization Period or the Full Amortization Period will equal the least of (i) the Available Principal Collections for such Distribution Date,
(ii) for each Distribution Date with respect to the Scheduled Amortization Period, the Controlled Deposit Amount for such Distribution Date and (iii) the [Class A] Invested Amount.

     "Controlled Distribution Amount" means, for any Distribution Date with respect to the Scheduled Amortization Period, an amount equal to the sum of the Controlled Amortization Amount for such Distribution Date and any Deficit Controlled Amortization Amount for the preceding Distribution Date.

     "Controlled Amortization Amount" means, for any Distribution Date with respect to the Scheduled Amortization Period, the amount set forth for such Distribution Date on the "Schedule of Class A Controlled Amortization Amounts."

     "Deficit Controlled Amortization Amount" means, (x) on the first Distribution Date with respect to the Scheduled Amortization Period, the excess, if any, of the Controlled Amortization Amount for such Distribution Date over the amount distributed as Monthly Principal for such Distribution Date and (y) on each subsequent Distribution Date with respect to the Scheduled Amortization Period, the excess, if any, of the sum of the Controlled Amortization Amount for such subsequent Distribution Date and any Deficit Controlled Amortization Amount for the prior Distribution Date over the amount distributed as Monthly Principal on such subsequent Distribution Date.

     The schedule below shows the [Class A] Invested Amount and the [Class A] Controlled Amortization Amount for each Distribution Date with respect to the Scheduled Amortization Period for the [Class A] Certificates, assuming each [Class A] Controlled Amortization Amount is paid in full on the date indicated, no Payout Event occurs and losses allocable to the [Class A] Certificates do not exceed the amounts available to cover such losses. The [Class A] Controlled Amortization Amount is equal to the [Class A] Certificateholders' allocable share of Scheduled Principal Payments due with respect to the Original Receivables for each of the Distribution Dates shown.

                              SCHEDULE OF CLASS A
                        CONTROLLED AMORTIZATION AMOUNTS


                                                                   Class A
                                                   Class A        Controlled
                                                   Invested      Amortization
               Distribution Date                    Amount          Amount
-----------------------------------------------  ------------  ----------------

Original Invested Amount.......................   $             $
December 199_..................................
January 199_...................................
February 199_..................................
March 199_.....................................
April 199_.....................................
May 199_.......................................
June 199_......................................
July 199_......................................
August 199_....................................
September 199_.................................
October 199_...................................
November 199_..................................

     Subordination. The fractional undivided interest in the Trust represented by the [Class B] Certificates will be subordinated to the extent described herein to fund payments with respect to the [Class A] Certificates. The [Class B] Invested Amount represents the [Class B] Certificateholders' Interest in the Trust Assets and represents the subordinated amount which, in addition to the Reserve Account, any Additional Finance Charges and any Shared Principal Collections, is available to fund payments of interest and certain other amounts due with respect to the [Class A] Certificates as described under "Series Provision--Application of Collections--Payments of Interest, Fees and Other Items." No principal or interest will be distributed on the [Class B] Certificates with respect to a Distribution Date unless all interest payments, the Investor Default Amount and aggregate unreimbursed Investor Charge-Offs have been covered with respect to the [Class A] Certificates with respect to such Distribution Date and the Available Reserve Amount equals the Required Reserve Amount on such Distribution Date. See "--Payments of Interest, Fees and Other Items" and "--Payments of Principal." To the extent the [Class B] Invested Amount is reduced to zero, withdrawals will then be made from the Reserve Account. If the Reserve Account is reduced to zero as described under "--Reserve Account," the [Class A] Invested Amount may be reduced as described under "-- Investor Charge-Offs" and the [Class A] Certificateholders will bear directly the credit and other risks associated with their interest in the Trust.

     The [Class B] Certificates will receive distributions of interest on each Distribution Date equal to the lesser of (x) [Class B] Available Finance Charge Collections and (y) interest accrued and unpaid on the [Class B] Invested Amount at the [Class B] Certificate Rate ("[Class B] Monthly Interest"). Any remaining [Class B] Available Finance Charge Collections will be allocated in the following priority: (a) an amount equal to the [Class B] Investor Default Amount for the Collection Period will be treated as a portion of [Class B] Available Principal Collections for such Distribution Date, (b) an amount equal to the aggregate amount of [Class B] Investor Charge-Offs which have not previously been reimbursed will be treated as a portion of [Class B] Available Principal Collections for such Distribution Date and (c) the balance will be available for allocation to the Bank. The [Class B] Certificates will receive distributions of principal on each Distribution Date equal to the lesser of the [Class B] Available Principal Collections and the principal payable to the [Class B] Certificates pursuant to the Series 199__-1 Supplement. Any remaining [Class B] Available Principal Collections will be allocated in the following priority: (x) the amount necessary to be paid to the Bank in exchange for any related Additional Receivables and (y) the balance, if any, will be remitted to the Seller.

     "[Class B] Required Amount" means, with respect to any Distribution Date, the excess, if any, of the full amount required to be allocated pursuant to clause (a) in the preceding paragraph for such Distribution Date over the remaining [Class B] Available Finance Charge Collections for such Distribution Date.

     "[Class B] Available Finance Charge Collections" for any Distribution Date means [Class B] Reallocated Finance Charge Collections as described above under "--Payments of Interest, Fees and Other Items."

     "[Class B] Available Principal Collections" for any Distribution Date means the sum of [Class B] Reallocated Principal Collections and any other amounts treated as a portion of [Class B] Available Principal Collections as described above.

     "[Class B] Investor Default Amount" will be calculated with respect to the [Class B] Certificates for any Distribution Date in the same manner as Investor Default Amount is calculated with respect to the [Class A] Certificates.

Reserve Account

     The Trustee will hold the Reserve Account for the benefit of the [Class A] Certificateholders and the Reserve Sponsor, as their interests may appear. The interest of the Reserve Sponsor will be subordinated to the interests of the [Class A] Certificateholders as provided in the Series 199__-1 Supplement. The Reserve Account will be one or more Eligible Deposit Accounts and funds on deposit in the Reserve Account will be invested in Eligible Investments. A portion of such funds may be invested in debt obligations of the Reserve Sponsor or its affiliates to the extent such obligations qualify as Eligible Investments.

     The Reserve Account will be funded on the Series Issuance Date by the Sponsor from the proceeds of the issuance of the [Class A] Certificates in an amount equal to the Initial Reserve Amount (with respect to the Reserve Account, the Sponsor shall be referred to as the "Reserve Sponsor"). The Reserve Account will be terminated following the earlier to occur of (a) the date on which the [Class A] Certificates are paid in full and (b) the termination of the Trust. Any amounts then remaining on deposit in the Reserve Account will be distributed to the Reserve Sponsor.

     On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "Available Reserve Amount") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Amount. The "Required Reserve Amount" shall mean, with respect to any Distribution Date, $______________ plus, if as of any Determination Date an Additional Reserve Event shall have occurred and be continuing, the excess, if any, of (i) __% of the [Class A] Invested Amount as of the last day of the previous Collection Period over (ii) $____________. An "Additional Reserve Event" shall occur with respect to Series 199__-1 if the average ratio on the three preceding Determination Dates (as determined by the Servicer on any Determination Date) of (x) the product of 12 and the aggregate Contract Discounted Balances as of the last day of the previous Collection Period of all Defaulted Contracts which became Defaulted Contracts during the previous Collection Period to (y) the Discounted Contract Balance of the Receivables Pool as of the last day of the previous Collection Period, exceeds ___%.

     On each Distribution Date, a withdrawal will be made from the Reserve Account in an amount equal to the Required Amount, if any, with respect to such Distribution Date (but not in excess of the Available Reserve Amount on such Distribution Date). Any such funds withdrawn from the Reserve Account will be applied in accordance with, and subject to the priorities set forth in, paragraphs (i), (ii) and (iii) under "--Application of Collections--Payment of Interest, Fees and Other Items" above.

     On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Available Finance Charge Collections and Available Principal Collections (to the extent described above under "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Application of Collections--Payments of Principal") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Amount). On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Amount and shall distribute such excess to (a) the provider of any letter of credit or surety bond described in clause (vi) under "--Application of Collections--Payments of Interest, Fees and Other Items" to the extent of any unreimbursed draws under the letter of credit or surety bond and (b) the balance, if any, will be treated as [Class B] Available Principal Collections and distributed as provided under "--Application of Collections-- Subordination." Any amounts withdrawn from the Reserve Account and distributed as described above will not be available for distribution to the [Class A] Certificateholders.

Investor Charge-Offs

     On each Distribution Date, if the Required Amount for such Distribution Date exceeds the Available Reserve Amount with respect to such Distribution Date, the [Class B] Invested Amount will be reduced by the amount of such excess, but not by more than the Investor Default Amount for such Distribution Date (a "[Class B] Investor Charge-Off"). If such reduction would cause the [Class B] Invested Amount to be a negative number (or if the [Class B] Invested Amount is already zero), the [Class B] Invested Amount will be reduced to or remain at zero, and the [Class A] Invested Amount will be reduced by the amount by which the [Class B] Invested Amount would have been reduced below zero, but not more than the excess, if any, of the Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the [Class B] Invested Amount with respect to such Distribution Date (an "Investor Charge-Off").

     If the [Class A] Invested Amount has been reduced by the amount of any Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Investor Charge-Offs) by the amount of Available Finance Charge Collections allocated and available for such purpose as described under "--Application of Collections--Payments of Interest, Fees and Other Items." If an Investor Charge-Off is not subsequently reimbursed, it will have the effect of slowing or reducing the return of principal to the [Class A] Certificateholders.

     On each Distribution Date, if the [Class B] Required Amount for such Distribution Date is greater than zero, the [Class B] Invested Amount will be reduced by the amount of such excess, but not below zero, and such reduction will be a [Class B] Investor Charge-Off.

     If the [Class B] Invested Amount has been reduced by the amount of any [Class B] Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate [Class B] Investor Charge-Offs) by the amount of Available [Class B] Finance Charge Collections allocated and available for such purpose as described under "-- Application of Collections--Subordination."

Pay Out Events

  A Pay Out Event will occur with respect to Series 199__-1 if the average ratio on the three preceding Determination Dates (as determined by the Servicer on any Determination Date) of (i) the product of 12 and the aggregate Discounted Contract Balances as of the last day of the previous Collection Period of all Defaulted Contracts which became Defaulted Contracts during the previous Collection Period to (ii) the Discounted Contract Balance of the Receivables Pool as of the last day of the previous Collection Period, exceeds ___%. Such Pay Out Event shall occur immediately on such

Determination Date without notice or other action on the part of the Trustee or the Series 199__-1 Certificateholders.

Distributions

     Payments to [Class A] Certificateholders will be made from the Collection Account. The Servicer shall instruct the Trustee to apply, or have the Paying Agent apply, the funds on deposit in such account to make the following distributions:

          (a) on each Distribution Date with respect to the [Class A] Certificates, all amounts on deposit in the Collection Account which are allocated and available to pay interest on the [Class A] Certificates will be distributed to the [Class A] Certificateholders or applied as described under "--Application of Collections--Payments of Interest, Fees and Other Items"; and

          (b) on each Distribution Date all amounts on deposit in the Collection Account which are allocated and available to pay principal of the [Class A] Certificates (as described under "--Application of Collections--Payments of Principal") will be distributed to [Class A] Certificateholders up to a maximum amount on any such date equal to (i) during the Scheduled Amortization Period, the Controlled Distribution Amount, and (ii) during the Full Amortization Period, the [Class A] Invested Amount on such date (unless there has been an optional repurchase of the [Class A] Certificateholders' Interest due to the failure to find a successor Servicer upon a Servicer Default (as described in the Prospectus under "Description of Trust Agreements--Servicer Default") in which event the foregoing limitation shall not apply).


                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences to the original purchasers of the [Class A] Certificates of the purchase, ownership and disposition of the [Class A] Certificates. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the [Class A] Certificates or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Series 199__-__ Certificates directly from the Bank and hold the Series 199__-__ Certificates as capital assets.

     The discussion that follows, and the opinion set forth below of Dewey Ballantine, special tax counsel to Trust ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the [Class A] Certificates.

Characterization of the [Class A] Certificates as Indebtedness

     In the opinion of Tax Counsel, based on the application of existing law to the facts as set forth in the Trust Agreement, Pooling Agreement, Insurance Agreement and other relevant documents and such investigations as it deemed appropriate, the [Class A] Certificates will be treated as indebtedness for federal income tax purposes.

     In general, whether instruments such as the [Class A] Certificates constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not an instrument constitutes indebtedness for federal income tax purposes. On the basis of a review of such factors as applied to the facts of the contemplated transaction, Tax Counsel has concluded, as stated above, that the [Class A] Certificates constitute indebtedness for federal income tax purposes.

     In Article ____ of the Pooling Agreement, the parties thereto and all successors and assigns thereof, including, upon acquisition of the [Class A] Certificates, the Certificateholders, express their mutual intent that the [Class A] Certificates shall constitute indebtedness for all applicable tax purposes and, further, covenant and agree to treat the [Class A] Certificates as indebtedness for all applicable tax purposes in all tax filings, reports and returns and otherwise. Notwithstanding such agreement, because different criteria are used to determine the non-tax accounting characterization of the issuance and sale of the [Class A] Certificates, the Originators and the Bank intend to treat the transaction as a sale by the Bank of interests in the Receivables for financial accounting purposes.

     Although the economic substance of a transaction is generally of primary importance in determining its proper treatment for federal income tax purposes, nevertheless, a party to a transaction will be held to a high standard of proof in establishing that the form of the transaction, if at variance with the economic substance of the transaction, should not be treated as controlling. In some instances, courts have indicated that a taxpayer should be bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel is nonetheless of the opinion that the [Class A] Certificates will be treated as indebtedness for federal income tax purposes because (i) in many respects the form of the transaction as reflected in the operative provisions of the documents accords with the characterization of the [Class A] Certificates as indebtedness, (ii) the parties have stated unambiguously their intention to treat the [Class A] Certificates as indebtedness for tax purposes and (iii) the characteristics of the [Class A] Certificates strongly indicate that in economic substance the [Class A] Certificates are a form of indebtedness.

Possible Classification of the Transaction as a Partnership or Association Taxable as a Corporation

     Notwithstanding Tax Counsel's opinion, potential investors should recognize that there is some uncertainty as to the correct characterization of the [Class A] Certificates. It is possible that the IRS could assert that, for federal income tax purposes, the transaction contemplated by this Prospectus Supplement constitutes the sale of a direct or indirect interest in [the Vehicles and] the Receivables to the Certificateholders and that the proper classification of the legal relationship between the Servicer, the Bank and the [Class A] Certificateholders resulting from this transaction is that of a partnership or an association taxable as a corporation. Since Tax Counsel is of the opinion that the [Class A] Certificates will be treated as indebtedness in the hands of the Certificateholders for federal income tax purposes, the Servicer and the Bank will not attempt to comply with the federal income tax reporting requirements applicable to either partnerships or corporations.

     If the transaction were treated as creating a partnership between the Certificateholders, the Servicer and the Bank, the partnership itself would not be subject to federal income tax (unless characterized as a publicly traded partnership taxable as a corporation); rather, the Servicer, the Bank and each Certificateholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deductions for a Certificateholder would differ if the [Class A] Certificates were held to constitute partnership interests, rather than indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to federal income tax at corporate income tax rates on the income it derives from the Receivables, which would reduce the amounts available for distribution to the Certificateholders. Cash distributions to the Certificateholders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

Taxation of Interest Income of Certificateholders

     Assuming, in accordance with the opinion of Tax Counsel, that the [Class A] Certificates will constitute indebtedness for federal income tax purposes, interest thereon will be includable as ordinary income when received or accrued by the Certificateholders in accordance with their respective methods of tax accounting.

Sales of [Class A] Certificates

     Upon the sale or exchange of a [Class A] Certificate, the Certificateholder will realize a gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of such [Class A] Certificate.

Backup Withholding with Respect to Certificates

     Payments of interest and principal, together with payments of proceeds from the sale of [Class A] Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in [Class A] Certificates

     A Certificateholder that is not a "United States person" may be subject to United States federal withholding tax in respect of distributions on a [Class A] Certificate. Whether withholding of tax would be required, and, if so, the rate at which such withholding would be imposed, would depend upon a number of factors, including the characterization of the [Class A] Certificates and the Trust for federal income tax purposes, and, under current law, the withholding rate could be as high as 35 percent. For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

                    STATE, LOCAL AND OTHER TAX CONSEQUENCES

     Investors should consult their own tax advisors regarding whether the purchase of the [Class A] Certificates, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a [Class A] Certificate. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

     THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE MAY NOT BE APPLICABLE TO ANY INDIVIDUAL INVESTOR DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND

DISPOSITION OF THE CERTIFICATES, INCLUDING THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS.


                              ERISA CONSIDERATIONS

     The [Class A] Certificates may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code. A fiduciary of a Plan must determine that the purchase of a [Class A] Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code. For additional information regarding treatment of the [Class A] Certificates under ERISA, see "ERISA Considerations" in the Prospectus.

     If the [Class A] Certificates constitute equity interests, there can be no assurance that any of the exceptions set forth in the Regulations will apply to the purchase of [Class A] Certificates offered hereby. Under the terms of the Regulations, if the Trust were deemed to hold Plan assets by reason of a Plan's investment in [Class A] Certificates, such Plan assets would include an undivided interest in the Receivables, and any other assets held by the Trust. In such an event, the Originators, the Bank, the Trust, the Trustee and other persons providing services with respect to the Receivables, may be subject to the fiduciary responsibility provisions of Title One of ERISA and be subject to the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving the Receivables unless such transactions are subject to a statutory or administrative exemption. Additionally, if the Trust were deemed to hold Plan assets, each Certificateholder may be subject to the fiduciary responsibility provisions of Title One of ERISA with respect to its right to consent or withhold consent to amendments to the Trust Agreements.

     In addition, certain affiliates of the Originators, the Bank, the Trust and the Trustee may be considered to be parties in interest or fiduciaries with respect to many Plans. An investment by such a Plan in [Class A] Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

     Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consider whether such purchase would be appropriate under the general fiduciary standards of prudence and diversification, taking into account the overall investment policy of the Plan and its existing portfolio and should consult with its counsel with respect to the potential applicability of ERISA and the Code.


                                    RATINGS

     It is a condition to the issuance of the [Class A] Certificates that they be rated "_____" by ____________. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings of ____________ assigned to [Class A] Certificates addresses the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The ratings do not address the timely or ultimate payment of any withholding tax imposed. The ratings assigned to [Class A] Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that Certificateholders might suffer a lower than anticipated yield.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Bank has agreed to cause the Trust to sell to [each of] the underwriter(s) named below (the "Underwriter(s)"), and each of the Underwriter(s) has severally, and not jointly, agreed to purchase, the principal amount of [Class A] Certificates set forth opposite its name below .

                                                     Principal
                                                     Amount of
                   Underwriter(s)                   Certificates
                   --------------                   ------------

                   __________________..............    $______

                   __________________..............
                                                        ______
                                                        ______

                         TOTAL.....................    $
                                                        ======

     In the Underwriting Agreement, the Underwriter(s) have agreed, subject to the terms and conditions therein, to purchase all the [Class A] Certificates offered hereby if any of such [Class A] Certificates are purchased. The Bank has been advised by the Underwriter(s) that they propose initially to offer the [Class A] Certificates to the public at the respective prices set forth herein, and to certain dealers at such prices less a concession not in excess of _____% per [Class A] Certificate. The Underwriter(s) may allow and such dealers may reallow a concession not in excess of 0.__% per [Class A] Certificate to certain other dealers. After the initial public offering, such prices and such concessions may be changed.

     The Underwriting Agreement provides that the Bank and the Originators will indemnify the Underwriter(s) against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter(s) may be required to make in respect thereof. The Commission is of the opinion that indemnification for securities law violations is contrary to the public policy expressed in the federal securities laws, and, consequently, that such indemnification provisions are unenforceable.

     The Trustee (on behalf of the Trust) may, from time to time, invest the funds in the Trust Accounts in Eligible Investments acquired from the Underwriter(s).


                                 LEGAL MATTERS

     In addition to the legal opinions described in the Prospectus, certain legal matters relating to the issuance of the Series 199__-__ Certificates, as well as other matters, will be passed upon for the Trust and the Bank by Shaw, Pittman, Potts & Trowbridge, Washington, D.C. and for the Underwriter(s) by Dewey Ballantine, New York, New York.

                             INDEX OF DEFINED TERMS

                                                                          Page
                                                                          ----


Act........................................................................ 18
Additional Receivable Transfer Agreement................................... 17
Adequately capitalized..................................................... 18
APR........................................................................ 13
Available Finance Charge Collections....................................... 28
Available Principal Collections............................................ 29
Available Reserve Amount................................................... 32
Bank..................................................................... 1, 4
Certificate Rate............................................................ 3
CFC......................................................................... 7
CFC Receivables............................................................. 7
Class B Reallocated Finance Charge Collections............................. 29
Code....................................................................... 34
Commission.................................................................. 3
Contract Interest........................................................... 3
Contract Principal.......................................................... 3
Contracts................................................................... 1
Controlled Amortization Amount............................................. 30
Controlled Distribution Amount............................................. 30
Deficit Controlled Amortization Amount..................................... 30
Distribution Date........................................................... 3
ERISA...................................................................... 37
Exchange Act................................................................ 3
FDIC....................................................................... 17
FDICIA..................................................................... 17
Final Payment Date.......................................................... 3
FIRREA..................................................................... 17
Fixed Allocation Percentage................................................ 28
Floating Allocation Percentage............................................. 27
Initial Reserve Amount...................................................... 7
Initial Yield Maintenance Amount............................................ 7
Investor Charge-Off........................................................ 33
Investor Default Amount.................................................... 29
IRS........................................................................ 34
Issuer...................................................................... 4
Monthly Interest........................................................... 29
Monthly Principal.......................................................... 30
Net Receivables Rate....................................................... 12
Obligor..................................................................... 6
Originator.................................................................. 1
OTS........................................................................ 17
Participation Interest...................................................... 6
Plan....................................................................... 37
Pooling Agreement........................................................... 1
Predecessor Contract....................................................... 16
Prospectus.................................................................. 3
Rating Agencies............................................................ 11
Receivables................................................................. 1
Required Amount............................................................ 29
Required Rate............................................................... 7
Required Reserve Amount.................................................... 32

                                                                          Page
                                                                          ----

Reserve Account............................................................. 3
Reserve Bank................................................................ 7
Reserve Sponsor............................................................ 32
Rule of 78s................................................................ 13
SAIF....................................................................... 17
Series 199__-1 Certificates................................................. 1
Series 199__-1 Invested Amount............................................. 27
Series 199__-1 Supplement.................................................. 26
Servicer................................................................. 1, 4
Substitute Receivable...................................................... 16
Tax Counsel................................................................ 34
Trust.................................................................... 1, 4
Trustee.................................................................. 1, 4
Undercapitalized........................................................... 18
Underwriter(s)............................................................. 38
Underwriting Agreement..................................................... 38
United States person....................................................... 36
Vehicles.................................................................... 1
Well capitalized....................................................... 17, 18
Yield Maintenance Amount.................................................... 8
[Class A] Certificateholders................................................ 1
[Class A] Certificates...................................................... 1
[Class A] Invested Amount.................................................. 27
[Class B] Available Finance Charge Collections............................. 32
[Class B] Available Principal Collections.................................. 32
[Class B] Certificates...................................................... 1
[Class B] Invested Amount.................................................. 27
[Class B] Investor Charge-Off.............................................. 33
[Class B] Investor Default Amount.......................................... 32
[Class B] Monthly Interest................................................. 31
[Class B] Reallocated Principal Collections................................ 29
[Class B] Required Amount.................................................. 32
[Monthly] Servicer Report.................................................. 24

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